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                                                                     EXHIBIT 5.1

                                  July 13, 2000

vFinance.com, Inc.
3300 PGA Blvd., Suite 810
Palm Beach Gardens, FL 33410

Ladies and Gentlemen:

         We have acted as counsel to vFinance.com, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission, on or about the date hereof, of the Company's Registration Statement on Form SB-2 (File No. 333-37092) as amended (the "Registration Statement"). The Registration Statement registers up to 7,559,167 shares of common stock, par value $.01 per share, of the Company (the "Shares") to be sold by the selling stockholders indicated in the Registration Statement (the "Selling Stockholders").

         In connection therewith, we have examined the Company's Certificate of Incorporation and Bylaws, each as amended to the date hereof; resolutions adopted by the Board of Directors of the Company providing, among other things, for the issuance of the Shares and the filing of the Registration Statement; and such other corporate documents and records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purposes of this opinion. We have also reviewed the relevant statutory provisions of the Delaware General Corporation Law, and such other legal authority as we have deemed relevant.

         In rendering this opinion we have assumed that prior to the offering of any of the Shares, the Registration Statement, as then amended, will have become effective under the Securities Act of 1933, as amended.

         Based upon and subject to the foregoing and the other qualifications, limitations and assumptions contained herein, we are of the opinion that (i) the Shares currently held by the Selling Stockholders and registered by this Registration Statement are validly issued, fully paid and non-assessable and
(ii) the Shares to be obtained by the Selling Stockholders and registered by the Registration Statement, will be, when purchased or obtained by the Selling Stockholders in accordance with the terms of the agreements relating to the acquisition of such Shares, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                     Very truly yours,

                                     /s/ STEEL HECTOR & DAVIS LLP

                                     STEEL HECTOR & DAVIS LLP